Exhibit 3.12

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LIZ CLAIBORNE PUERTO RICO, INC.”, CHANGING ITS NAME FROM “LIZ CLAIBORNE PUERTO RICO, INC.” TO “FIFTH & PACIFIC COMPANIES PUERTO RICO, INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 2012, AT 4:16 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2433901 8100	/s/ Jeffrey W. Bullock
120560475	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online	AUTHENTICATION: 9571464
at corp. delaware.gov/authvar.shtml	DATE: 05-14-12

1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Liz Claiborne Puerto Rico, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Fifth & Pacific Companies Puerto Rico, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of May, 2012.

By:	/s/ Christopher T. Di Nardo
Authorized Officer
Title:	VP, Deputy General Counsel

Name:	Christopher T. Di Nardo
Print or Type

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIZ CLAIBORNE PUERTO RICO, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTEENTH DAY OF SEPTEMBER, A.D. 1994, AT 12:45 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “DANA BUCHMAN FRAGRANCES, INC.” TO “LCI FRAGRANCES, INC.”, FILED THE TWENTY-THIRD DAY OF MARCH, A.D. 1995, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “LCI FRAGRANCES, INC.” TO “LIZ CLAIBORNE PUERTO RICO, INC.”, FILED THE FOURTEENTH DAY OF APRIL, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2004, AT 12:47 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LIZ CLAIBORNE PUERTO RICO, INC.”.

2433901 8100H	/s/ Harriet Smith Windsor
081177861	Harriet Smith Windsor, Secretary of State
You may verify this certificate online	AUTHENTICATION: 7011624
at corp. delaware.gov/authvar.shtml
DATE: 12-09-08

1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/14/2000
001194410 - 2433901

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LCI FRAGRANCES, INC.

(Pursuant to Section 242 of the
General Corporation Law
of the State of Delaware)

LCI Fragrances, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.             That the name of the company is LCI Fragrances, Inc.

2.             That the Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on the 16th day of September, 1994 and amended on the 23rd day of March, 1995.

3.             That the Certificate of Incorporation is hereby further amended as follows: that the new name of the Company shall be LIZ CLAIBORNE PUERTO RICO, INC.

4.             The foregoing amendment was declared advisable by the Board of Directors of the Corporation, and was duly adopted in accordance with the provisions of Section 242(h) of the Delaware General Corporation Law.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/23/1995
950064039 - 2433901

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF DANA BUCHMAN FRAGRANCES, INC.

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “Corporation”) is Dana Buchman Fragrances, Inc.

2.             The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“The name of the Corporation is LCI Fragrances, Inc.”

3.             The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

Signed on March 24, 1995

/s/ Roberta Schuhalyer Karp
Roberta Schuhalter Karp
Vice President - General Counsel
/950009, ctd

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by an Authorized Person on this 10th day of April, 2000.

LCI FRAGRANCES, INC.

/s/ Roberts Karp
Authorized Person
Roberts Karp
Vice President - General Counsel